BILL OF SALE


      THIS BILL OF SALE ("Bill of Sale") is made November 1, 1993, by CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIII, an Illinois limited partnership ("Seller"), in favor of CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered savings bank, ("Buyer").

      Concurrently herewith, Seller is conveying to Buyer by that certain grant deed ("Deed") captioned "GRANT DEED", dated as of the date hereof, certain land in the County of Sacramento, State of California, and the improvements thereon. In connection therewith, Seller is obligated to transfer to Buyer all of its rights, title and interest in and to all the "Personal Property" (as such term is defined below).

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby gives, grants, bargains, sells, transfers, sets over, assigns, conveys, releases, confirms and delivers to Buyer all of Seller's right, title and interest in the personal property (the "Personal Property") listed in the attached Exhibit "A".

      Seller shall, upon request, execute and deliver to Buyer such documents as Buyer may reasonably request in order to assign and transfer fully to and vest in Buyer all of Seller's rights, title or interest in and to the Personal Property, or to enable Buyer to realize upon or otherwise enjoy such rights and property.

      This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

      This Bill of Sale shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the Sate of California.

      Neither Seller nor any of its partners shall have any personal liability, directly or indirectly, under or in connection with this Bill of Sale or any agreement made or entered into in connection with this Bill of Sale, or any amendments or amendments to any of the foregoing made at any times or times, heretofore or hereafter, and Buyer hereby waives any and all such personal liability. The limitations of liability contained in this paragraph are in addition to, and not in limitation of any limitation of liability applicable to Seller provided by law or any other contract, agreement or instrument.

"Seller"                                    "Buyer"

CARLYLE REAL ESTATE LIMITED                 CALIFORNIA FEDERAL BANK,
PARTNERSHIP - XIII                          A FEDERAL SAVINGS BANK,
an Illinois limited partnership             a federally chartered
                                            savings bank

By:   JMB REALTY CORPORATION
      a Delaware corporation,
      General Partner                       By:  S/John Searoch
                                                   Vice President
      By:  S/Mary Allen
             Mary Allen
             Vice President
                              Exhibit "A"

                           PERSONAL PROPERTY

                                 NONE